Exhibit 99.2

YELLOWSTONE ACQUISITION COMPANY

PRO FORMA BALANCE SHEET

	Actual as of October 26, 2020	Pro Forma Adjustments		As Adjusted as of October 26, 2020
		(unaudited)		(unaudited)
Assets:
Current Assets
Cash	$2,269,195	$(219,780)	(g)	$2,049,415
Cash in Trust	127,500,000	10,988,980	(a)	138,488,980
		(219,779)	(b)	(219,779)
		219,779	(d)	219,779
		219,780	(g)	219,780
Total Assets	$129,769,195	10,988,980		$140,758,175

Liabilities and Stockholders’ Equity:
Current liabilities
Accounts payable and accrued expenses	$142,382	$-		142,382
Deferred underwriting fee payable	4,375,000	384,615	(c)	4,759,615
Total Current Liabilities	4,517,382	384,615		4,901,997
Total Liabilities	4,517,382	384,615		4,901,997

Commitments and Contingencies:
Class A common stock, $0.0001 par value; 12,025,181 and 13,085,617 shares subject to possible redemption at $10.00 per share	120,251,810	10,604,360	(e)	130,856,170

Stockholders’ Equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	-	-		-
Class A common stock, $0.0001 par value; 200,000,000 shares authorized; 474,819 and 513,281 issued and outstanding (excluding 12,025,181 and 13,085,617 shares subject to possible redemption)	47	110	(a)	51
		(106)	(e)

Class B common stock, $0.0001 par value; 20,000,000 shares authorized; 3,593,750 and 3,399,724 shares issued and outstanding	359	(19)	(f)	340

Additional paid-in capital	5,002,982	10,988,870	(a)	5,003,002
		(219,779)	(b)
		(384,615)	(c)
		219,779	(d)
		(10,604,254)	(e)
		19	(f)

Accumulated deficit	(3,385)	-		(3,385)
Total Stockholders’ Equity	5,000,003	5		5,000,008
Total Liabilities and Stockholders’ Equity	$129,769,195	$10,988,980		$140,758,175

YELLOWSTONE ACQUISITION COMPANY

NOTE TO PRO FORMA BALANCE SHEET

(unaudited)

NOTE 1 - CLOSING OF OVER-ALLOTMENT OPTION

The accompanying unaudited Pro Forma Balance Sheet presents the Balance Sheet of Yellowstone Acquisition Company (the “Company”) as of October 26, 2020, adjusted for the closing of the underwriters’ over-allotment option and related transactions, which occurred on December 1, 2020, as described below.

On December 1, 2020, the Company consummated the closing of the sale of 1,098,898 additional units (the “Units”) at a price of $10.00 per unit upon receiving notice of the underwriters’ election to exercise their over-allotment option, generating additional gross proceeds of $10,988,980 to the Company. Each Unit consists of one share of Yellowstone’s Class A common stock and one-half of one warrant (the “Public Warrants”), each whole Public Warrant entitling the holder thereof to purchase one share of Class A common stock at an exercise price of $11.50 per share, subject to adjustment. Simultaneously with the exercise of the over-allotment option, the Company consummated the private placement of an additional 219,779 warrants (the “Private Placement Warrants”), at a purchase price of $1.00 per Private Placement Warrant, to BOC Yellowstone LLC, generating gross proceeds of $219,779. Transaction costs amounted to $604,394, consisting of $219,779 in cash underwriting fees and $384,615 of additional underwriting fees, which additional underwriting fees have been deferred until such time, if ever, as Company consummates a Business Combination. As a result of the underwriters’ election to partially exercise their over-allotment option, the Company decreased the number of founder shares to 3,399,724 shares, resulting in a purchase price of $.00735 per share of Class B common stock. Pro forma adjustments to reflect the exercise of the underwriters’ over-allotment option are as follows:

Pro forma entries:		Debit	Credit
a.	Cash held in Trust	10,988,980
	Class A common stock		110
	Additional paid-in capital		10,988,870
	To record sale of 1,098,898 Units on over-allotment option at $10.00 per Unit.

b.	Additional paid-in capital	219,779
	Cash held in Trust		219,779
	To record payment of 2.0% of cash underwriting fee on over-allotment option.

c.	Additional paid-in capital	384,615
	Deferred underwriting fee payable		384,615
	To record the liability for the 3.5% deferred underwriting fees on over-allotment option.

d.	Cash held in Trust	219,779
	Additional paid in capital		219,779
	To record sale of 219,779 over-allotment Private Placement Warrants at $1.00 per warrant.

e.	Class A common stock	106
	Additional paid-in capital	10,604,254
	Common Stock subject to redemption		10,604,360
	To reclassify Class A Common Stock out of permanent equity into mezzanine redeemable shares.

f.	Class B common stock	19
	APIC		19
	To reclassify Class B common stock to APIC as a result of over-allotment option.

g.	Cash held in Trust	219,780
	Cash		219,780
	To record additional funding of the trust account.